Exhibit 23.6

CONSENT OF DIRECTOR NOMINEE

        Pursuant to Rule 438 promulgated under the Securities Act of 1933, as amended, the undersigned hereby consents to the use of her name as a Director Nominee in the registration statement on Form S-11, and any amendments thereto, to be filed by Apollo Commercial Real Estate Finance, Inc.

/s/ ALICE CONNELL

Alice Connell

Dated: August 12, 2009